Exhibit 99.1

BBX Capital, Inc. Reports Financial Results

For the First Quarter of 2023

FORT LAUDERDALE, Florida – May 10, 2023 -- BBX Capital, Inc. (OTCQX: BBXIA) (PINK: BBXIB) (“BBX Capital” or the “Company”) reported today its financial results for the first quarter of 2023.

Selected highlights of BBX Capital’s consolidated financial results include:

First Quarter 2023 Compared to First Quarter 2022

●	Total consolidated revenues of $95.0 million vs. $75.5 million
●	Income before income taxes of $9.2 million vs. a loss before income taxes of $(2.8) million
●	Net income attributable to shareholders of $7.9 million vs. a net loss attributable to shareholders of $(1.8) million
●	Diluted earnings per share of $0.55 vs. a diluted loss per share of $(0.12)

Balance Sheet as of March 31, 2023

●	Cash and cash equivalents of $95.0 million
●	Securities available for sale of $47.7 million
●	Note receivable from Bluegreen Vacations Holding Corporation (NYSE: BVH) of $50.0 million
●	Total consolidated assets of $684.9 million
●	Total shareholders' equity of $342.4 million

●	Fully diluted book value per share of $22.40 (1)
(1)	Fully diluted book value per share is shareholders’ equity divided by the number of BBX Capital’s Class A and Class B common shares and unvested restricted stock awards outstanding on March 31, 2023.

“During the first quarter of 2023, BBX Capital Real Estate (‘BBXRE’) acquired the remaining equity interests in the Altman Companies, and the Company consolidated both the Altman Companies and various real estate joint ventures sponsored by the Altman Companies in its financial statements. While current economic conditions present significant challenges, the Altman Companies has had a successful track record of developing multifamily apartment communities going back many decades, and we are excited to have completed the final piece of this acquisition. The Altman Companies is now a wholly owned subsidiary of BBXRE and is our primary vehicle for investing in and developing multifamily apartment communities, and we are now positioned to invest a larger stake as the managing member in future development joint ventures. We are also excited about the growth of IT’SUGAR, which opened new stores during the first quarter of 2023, including a new ‘candy department store’ at Fisherman’s Wharf in San Francisco, California. Later in 2023, IT’SUGAR expects to open a new ‘candy department store’ in Miami, Florida and to relocate one of its large format ‘pop-up’ stores in the famed Faneuil Hall in Boston, Massachusetts to a larger ‘candy department store’ in that location for an extended lease term. Further, during the first quarter of 2023, Renin completed several initiatives intended to reduce costs and improve its margins, including transferring a substantial portion of its operations from its facility located in Montreal, Canada to its other manufacturing and distribution facilities and exiting its primary third-party logistics and warehousing facility,” commented Jarett S. Levan, Chief Executive Officer and President of BBX Capital, Inc.

Mr. Levan continued, “Although the Company’s operating results for the first quarter were positively impacted by the recognition of provisional non-cash gains related to the consolidation of the Altman Companies and various real estate joint ventures, all of our portfolio companies are continuing to be challenged by inflationary pressures, rising interest rates, and global economic uncertainty. IT’SUGAR and Renin are currently experiencing significant declines in customer demand, and BBXRE continues to expect a substantial decrease in sales transactions and new development starts in 2023. Accordingly, we remain focused on positioning our businesses to navigate the challenges of the current uncertain environment and intend to continue to evaluate initiatives to reduce costs and improve margins and to identify ways to utilize our capital to capitalize on potential opportunities for future growth. As we have said previously, we remain committed to our objective of achieving long-term growth and building shareholder value.”

Additional Information

For more complete and detailed information regarding BBX Capital and its financial results, business, operations, investments, and risks, please see BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which will be available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com on May 10, 2023.

Financial Results

The following selected information relates to the financial results of the Company’s principal holdings: BBX Capital Real Estate, BBX Sweet Holdings, and Renin.

BBX Capital Real Estate - Selected Financial Data

Selected highlights of BBX Capital Real Estate’s (“BBXRE”) financial results include:

First Quarter 2023 Compared to First Quarter 2022:

●	Revenues of $30.5 million vs. $8.9 million
●	Net gains on sales of real estate assets of $0 vs. $1.3 million
●	Net profits from sales of real estate inventory to homebuilders of $1.2 million vs. $4.2 million
●	Recoveries from loan losses of $0.6 million vs. $0.6 million
●	Equity in net earnings of unconsolidated real estate joint ventures of $1.1 million vs. $1.5 million
●	Income before income taxes of $17.9 million vs. $6.4 million

BBXRE’s operating results for the quarter ended March 31, 2023 as compared to the same 2022 period primarily reflect non-cash gains recognized upon the consolidation of the Altman Companies and various real estate joint ventures as a result of BBXRE acquiring the remaining 50% equity interests in the Altman Companies in January 2023, partially offset by (i) lower net profits from the sale of lots to homebuilders at the Beacon Lake Community development, (ii) lower equity in net earnings of unconsolidated real estate joint ventures, which includes the impact of lower sales at the Marbella joint venture, as all of the homes at Marbella were sold in 2022, and (iii) a net loss from the Altman Companies’ operations during the 2023 period.

The Company is still in the process of completing its accounting for the consolidation of the Altman Companies and various real estate joint ventures sponsored by the Altman Companies. As a result, the amounts recognized in the Company’s consolidated financial statements related to the Altman Companies and such joint ventures upon the consolidation of these entities, including the non-cash gains recognized during the three months ended March 31, 2023, are provisional amounts that may be updated in subsequent periods to reflect the completion of the Company’s valuation analyses and any additional information related to these entities obtained during the measurement period.

BBX Sweet Holdings - Selected Financial Data

Selected highlights of BBX Sweet Holdings’ financial results include:

First Quarter 2023 Compared to First Quarter 2022:

●	Trade sales of $32.7 million vs. $29.4 million
●	Gross margin of $12.2 million vs. $11.0 million
●	Gross margin percentage of 37.2% vs. 37.4%
●	Depreciation and amortization of $1.8 million vs $1.5 million
●	Loss before income taxes of $(2.5) million vs. $(1.1) million

BBX Sweet Holdings’ operating results for the quarter ended March 31, 2023 as compared to the same 2022 period primarily reflects an increase in IT’SUGAR’s loss before income taxes as a result of (i) higher occupancy and payroll costs and depreciation expenses, which include the impact of new store locations opened in 2022 and 2023, (ii) pre-opening expenses related to new locations opened in the first quarter of 2023, and (iii) a decline in selling margin percentage, partially offset by the impact of higher sales and gross margin, which is primarily attributable to sales from new and expanded store locations. In addition, the 2022 period included the impact of a $0.9 million gain recognized upon the sale of property and equipment as a result of the Company’s sale of the Hoffman’s Chocolates manufacturing facility in Greenacres, Florida. These items were partially offset by the recognition of income before income taxes at Las Olas Confections and Snacks in the 2023 period as compared to a loss in the 2022 period, which reflects its efforts to eliminate products with low margins, improve labor efficiencies in its manufacturing facility, and implement selected increases in prices in response to inflationary pressures on its costs.

Renin - Selected Financial Data

Selected highlights of Renin’s financial results include:

First Quarter 2023 Compared to First Quarter 2022:

●	Trade sales of $28.0 million vs. $33.5 million
●	Gross margin of $2.0 million vs. $1.7 million
●	Gross margin percentage of 7.0% vs. 5.1%
●	Loss before income taxes of $(3.0) million vs. $(3.7) million

Renin’s operating results for the quarter ended March 31, 2023 as compared to the same 2022 period reflect (i) a modest improvement in Renin’s gross margin and gross margin percentage as a result of various factors, including price increases implemented with its customers, a decrease in rates for shipping products from overseas, and various initiatives recently implemented in an effort to reduce costs associated with its manufacturing and distribution facilities, including the transfer of a substantial portion of its operations in its facility located in Montreal, Canada to its other manufacturing and distribution facilities in the United States and Canada and the exit from its primary third-party logistics and warehousing facility in January 2023, and (ii) a decrease in selling, general, and administrative expenses primarily due to lower labor costs in 2023 resulting from headcount reductions in Renin’s facility located in Montreal, Canada and the impact of accrued severance associated with a former executive in the 2022 period. These improvements in Renin’s operating results in the 2023 period as compared to the 2022 period were partially offset by (i) a significant decrease in Renin’s trade sales, which primarily reflects a decrease in sales in its retail channel as a result of a decline in customer demand, and (ii) an increase in interest expense primarily associated with rising rates on Renin’s variable rate debt and an increase in interest rates from the modification of the TD Bank credit facility in May 2022.

As of March 31, 2023, Renin was in compliance with the financial covenants under its credit facility with TD Bank. However, as a result of the impact of the decline in customer demand on Renin’s operating results through April 2023, Renin does not expect to remain in compliance with the covenant that requires Renin to meet certain minimum levels of specified operating results through April 2023 and has notified TD Bank that it does not expect to remain in compliance with the covenants under the facility. If Renin again falls out of compliance and is unable to obtain additional waivers or modifications of the credit facility, Renin could lose availability under its revolving line of credit, be required to provide additional collateral, or be required to repay all or a portion of its borrowings, any of which would have a material adverse effect on the Company’s liquidity, financial position, and results of operations.

About BBX Capital, Inc.: BBX Capital, Inc. (OTCQX: BBXIA) (PINK: BBXIB) is a Florida-based diversified holding company whose principal holdings include BBX Capital Real Estate, BBX Sweet Holdings, and Renin. For additional information, please visit www.BBXCapital.com.

BBX Capital, Inc. Contact Info:

Investor Relations Contact:

Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300, Email: LHinkley@BBXCapital.com

Media Relations Contact:

Kip Hunter, Kip Hunter Marketing

954-303-5551, Email: kip@kiphuntermarketing.com

Forward-Looking Statements

This press release contains forward-looking statements based largely on current expectations of BBX Capital and its subsidiaries that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans, or other statements, other than statements of historical fact, are forward-looking statements and can be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would,” and words and phrases of similar import. The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to be correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. Forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. When considering forward-looking statements, the reader should keep in mind the risks, uncertainties, and other cautionary statements made in this release and in the Company’s reports filed with the Securities and Exchange Commission (“SEC”). The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. This press release also contains information regarding the past performance of the Company and its respective investments and operations. The reader should note that prior or current performance is not a guarantee or indication of future performance. Higher interest rates, recent bank failures, and the liquidity issues faced by banks have increased the possibility that the United States and/or the global economy generally will experience a recession of an uncertain magnitude and duration. These conditions can negatively affect our operating results by resulting in, among other things: (i) higher interest expense on variable rate debt and any new debt, (ii) lower gross margins due to increased costs of manufactured or purchased inventory and shipping, (iii) a decline in the availability of debt and equity capital for new real estate investments, the number of real estate development projects meeting the Company’s investment criteria, and demand for the acquisition of multifamily apartment communities developed by the Altman Companies,  (iv) higher overall operating expenses due to increases in insurance, labor and service costs, (v) a reduction in customer demand for our products resulting in lower sales, (vi) a shift in customer behavior as higher prices affect customer retention and higher consumer borrowing costs, including mortgage borrowings, affect customer demand, and (vii) increased risk of impairments as a result of declining operating results and valuations. Future results could differ materially as a result of a variety of risks and uncertainties that include risks relating to general competitive, economic and market conditions impacting the industries in which the Company operates, including the residential and commercial real estate industry in which BBXRE develops, operates, manages, and invests in real estate, the home improvement industry in which Renin operates, and the sugar and confectionery industry in which BBX Sweet Holdings operates. Risks and uncertainties include risks relating to public health issues and general economic uncertainties, including, supply chain issues, labor shortages, current inflationary trends, and rising interest rates. Inflation may continue to pressure our margins in future periods, especially to the extent that we are not able to increase prices to customers. Many factors, including, among other things (i) consumer demand, (ii) disruptions in global supply chains, (iii) a general labor shortage as well as increases in the cost of hiring and maintaining employees, (iv) disruptions in credit and capital markets, (v) customer retention, including our ability to maintain our relationships with large customers, (vi) U.S. Federal Reserve monetary policy decisions in response to inflationary trends, (vii) changes in U.S. federal income or other tax laws and interpretation of tax laws, and (viii) heightened cybersecurity risks. all impact the Company's operations, results and financial condition. The duration and severity of economic and market conditions are uncertain and may impact future periods. At this time, we are also not able to predict whether the current economic conditions will result in prolonged changes in our customers’ behavior, which may include prolonged decreases in discretionary spending and reductions in demand for retail store and confectionery products, home improvement products or real estate, each of which would have a material adverse impact on our business, operating results and financial condition. BBXRE’s additional investment in The Altman Companies may not be as advantageous as anticipated, BBXRE may not be successful in identifying development opportunities that meet its investment criteria, increases in commodity and labor prices may result in higher development and construction costs, and increasing interest rates may adversely impact demand for real estate and its developments, as well as its and its customers financing costs and sales prices resulting from increased capitalization rates. IT’SUGAR may experience continued increases in the cost of inventory and freight and its new stores, including its candy department stores, may not be as profitable as anticipated or at all. Renin may lose availability under its current credit facilities, may not achieve compliance with the terms of its outstanding borrowings, and may not obtain waivers or additional amendments of such borrowings. Continued inflationary trends could have a material adverse effect on the Company’s results of operations and financial condition, particularly if the Company is not able to increase prices to its customers to offset the increase in its costs. Further, a number of factors may adversely affect the labor force available to us or increase our labor costs, including labor shortages and increased employee turnover, federal unemployment subsidies, and other government regulations. A sustained labor shortage or increased turnover rates could lead to increased costs, such as increased overtime pay to meet demand and increased wage rates to attract and retain employees, or could negatively affect our operations or adversely impact our business and results. Further, any mitigation measures we take in response to increased costs or to improve our margins may not be accepted by our customers, may not be successful and could negatively affect our operations.

Reference is also made to the other risks and uncertainties described in BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which is expected to be filed on May 10, 2023, and then will be available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com, as well as BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2022 that was filed on March 15, 2023, which is currently available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com. The Company cautions that the foregoing factors are not exclusive, and that the reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made.

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The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended March 31, 2023 (in thousands):

Revenues:	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Trade sales	$—	32,725	27,976	3,016	(3)	63,714
Sales of real estate inventory	1,772	—	—	—	—	1,772
Revenue from construction contracts	25,037	—	—	—	—	25,037
Real estate development and management fees	1,611	—	—	—	—	1,611
Interest income	1,974	—	—	—	543	2,517
Other revenue	51	—	—	436	(140)	347
Total revenues	30,445	32,725	27,976	3,452	400	94,998
Costs and expenses:
Cost of trade sales	—	20,546	26,007	857	(3)	47,407
Cost of real estate inventory sold	578	—	—	—	—	578
Cost of revenue from construction contracts	24,189	—	—	—	—	24,189
Interest expense	11	332	1,121	1	(730)	735
Recoveries from loan losses, net	(600)	—	—	—	—	(600)
Selling, general and administrative expenses	6,240	14,541	3,848	2,158	6,991	33,778
Total costs and expenses	30,418	35,419	30,976	3,016	6,258	106,087
Operating income (losses)	27	(2,694)	(3,000)	436	(5,858)	(11,089)
Equity in net earnings of unconsolidated real estate joint ventures	1,104	—	—	—	—	1,104
Gain on the consolidation of The Altman Companies	6,195	—	—	—	—	6,195
Gain on the consolidation of investment in real estate joint ventures	10,855	—	—	—	—	10,855
Other (loss) income	(305)	200	1	2,256	19	2,171
Foreign exchange loss	—	(14)	(32)	—	—	(46)
Income (loss) before income taxes	$17,876	(2,508)	(3,031)	2,692	(5,839)	9,190

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended March 31, 2022 (in thousands):

	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Trade sales	$—	29,357	33,488	2,905	(1)	65,749
Sales of real estate inventory	6,470	—	—	—	—	6,470
Interest income	545	—	—	—	604	1,149
Net gains on sales of real estate assets	1,329	—	—	—	—	1,329
Other revenue	516	—	—	445	(182)	779
Total revenues	8,860	29,357	33,488	3,350	421	75,476
Costs and expenses:
Cost of trade sales	—	18,373	31,774	859	—	51,006
Cost of real estate inventory sold	2,235	—	—	—	—	2,235
Interest expense	—	247	566	1	(278)	536
Recoveries from loan losses, net	(648)	—	—	—	—	(648)
Impairment losses	—	64	—	—	—	64
Selling, general and administrative expenses	2,398	12,675	4,660	1,999	5,632	27,364
Total costs and expenses	3,985	31,359	37,000	2,859	5,354	80,557
Operating income (losses)	4,875	(2,002)	(3,512)	491	(4,933)	(5,081)
Equity in net earnings of unconsolidated real estate joint ventures	1,532	—	—	—	—	1,532
Other (loss) income	(13)	872	—	2	123	984
Foreign exchange loss	—	—	(189)	—	—	(189)
Income (loss) before income taxes	$6,394	(1,130)	(3,701)	493	(4,810)	(2,754)